Exhibit 1(f)

                   MERRILL LYNCH FUNDAMENTAL GROWTH FUND, INC.
                             ARTICLES SUPPLEMENTARY

      MERRILL LYNCH FUNDAMENTAL GROWTH FUND, INC., (the "Corporation"), a Maryland corporation having its principal office in the State of Maryland in the City of Baltimore, Maryland, hereby certifies to the State Department of Assessments and Taxation, that:

      FIRST: The Corporation is registered as an open-end investment company under the Investment Company Act of 1940, as amended, with the authority to issue FOUR HUNDRED MILLION (400,000,000) shares of common stock. The Corporation has four classes of common stock consisting of ONE HUNDRED MILLION (100,000,000) shares of Class A Common Stock, ONE HUNDRED MILLION (100,000,000) shares of Class B Common Stock, ONE HUNDRED MILLION (100,000,000) shares of Class C Common Stock and ONE HUNDRED MILLION (100,000,000) shares of Class D Common Stock. All shares of all classes and series of the Corporation's common stock have a par value of Ten Cents ($.10) per share and an aggregate par value of FORTY MILLION Dollars ($40,000,000).

      SECOND: The Board of Directors of the Corporation, acting in accordance with Section 2-105(c) of the Maryland General Corporation Law, hereby increases the number of shares of Class B Common Stock by FIFTY MILLION (50,000,000) shares.

      THIRD: After this increase in the number of authorized shares of common stock of the Corporation, the Corporation will have authority to issue FOUR HUNDRED FIFTY MILLION (450,000,000) shares of common stock which will consist of ONE HUNDRED MILLION (100,000,000) shares of Class A Common Stock, ONE HUNDRED FIFTY MILLION (150,000,000) shares of Class B Common Stock, ONE HUNDRED MILLION (100,000,000) shares of Class C Common Stock and ONE HUNDRED MILLION (100,000,000) shares of Class D Common Stock.

      FOURTH: After this increase in the number of authorized shares of common stock of the Corporation, all shares of all classes and series of the Corporation's common stock will have a par value of Ten Cents ($.10) per share and an aggregate par value of FORTY FIVE MILLION Dollars ($45,000,000).
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      IN WITNESS WHEREOF, MERRILL LYNCH FUNDAMENTAL GROWTH FUND, INC. has caused these Articles Supplementary to be signed in its name and on its behalf by a duly authorized officer and attested by its Secretary on April 5, 1999.

                                     MERRILL LYNCH FUNDAMENTAL GROWTH FUND, INC.

                                               By: /s/ Terry K. Glenn
                                                   -----------------------------
                                                   Name: Terry K. Glenn
                                                   Title: President


Attest:

/s/ Barbara G. Fraser
--------------------------
Barbara Fraser, Secretary


      THE UNDERSIGNED officer of MERRILL LYNCH FUNDAMENTAL GROWTH FUND, INC., who executed on behalf of said Corporation the foregoing Articles Supplementary, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles Supplementary to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects, and that this statement is made under the penalties for perjury.




                                                   /s/ Terry K. Glenn
                                                   -----------------------------
                                                   Name: Terry K. Glenn
                                                   Title: President


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